Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 6, 2025, by and among Weis Markets, Inc., a Pennsylvania corporation (the “Company”), and Jennifer Weis Monksy and Colleen Ross Weis, as Trustees of The Patricia R. Weis Marital Trust,  and Jennifer Weis Monsky and Colleen Ross Weis, as Trustees of The Patricia G. Ross Weis Revocable Trust (each a “Seller” and collectively, the “Sellers”).

Background

A.The Sellers own and have agreed to transfer, assign, sell, convey, and deliver 2,153,846 shares in the aggregate (the “Shares”) of the Company’s Common Stock with no par value (“Common Stock”) to the Company on the terms and conditions set forth in this Agreement.
B.The Company has agreed to purchase all of the Shares at the price and upon the terms and conditions provided in this Agreement.
C.The board of directors of the Company (the “Board”) formed a special committee of the Board (the “Special Committee”) consisting solely of disinterested, independent directors to, among other things, review, evaluate, negotiate, approve and recommend, or reject the purchase of the Shares. The Board further resolved it would not approve the purchase of the Shares without the prior favorable recommendation by the Special Committee.
D.The Special Committee has received a fairness opinion (the “Opinion”) from Kroll, LLC (acting through its Duff & Phelps Opinion Practice), the independent financial advisor to the Special Committee, regarding the consideration to be paid by the Company in exchange for the Shares.
E.The Special Committee has, at a duly convened and held meeting and based on, among other things, the Opinion, unanimously recommended that the Board approve the Company’s entering into this Agreement and the consummation of the transactions contemplated hereby (the “Special Committee Recommendation”), and the Board (with Jonathan Weis being recused from voting with respect thereto) has, at a duly convened and held meeting, acting on the Special Committee Recommendation, approved the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby.

In consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

Agreement

1.Purchase.
(a)On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Sellers, severally (and not jointly and severally), agree to transfer, assign, sell, convey, and deliver to the Company the number of Shares as reflected on Schedule A hereto. The Company hereby agrees to purchase from each Seller the number of shares set forth beside such Seller’s name on Schedule

A hereto, for an aggregate amount of $140,000,000 (the “Purchase Price”), or approximately $65.00 per share, allocable to each Seller on a pro rata basis based on the number of Shares sold. The Parties hereto acknowledge that the Sellers intend that the sale of the Shares to the Company be treated for U.S. federal income tax purposes as a redemption described in Section 303 of the Code.
(b)The closing of the sale of the Shares (the “Closing”) shall take place by conference call at 8:00 a.m. eastern time on June 6, 2025, or on such other date and time as the parties agree in writing. Payment for the Shares shall be made by wire transfer of immediately available funds to the account specified by each respective Seller on Exhibit A in an aggregate amount equal to the Purchase Price. Any excise taxes or transfer taxes payable in connection with the sale of such Shares, if any, shall be paid by the Company.
(c)By executing this Agreement, the Sellers hereby authorize the Company, and the officers thereof, to, at the Closing, reflect the transfer, assignment, sale, conveyance, and delivery of the Shares to the Company, in all cases contemplated by, and in accordance with, this Agreement. At the Closing (i) in accordance with the preceding sentence, Sellers shall take any and all additional action necessary to cause the Shares to be transferred, assigned, sold, conveyed, and delivered to the Company, including delivering duly and validly endorsed or accompanied stock powers sufficient to convey to the Company good, valid, and marketable title in and to the Shares, free and clear of any Liens (as defined in Section 4(d) below) or, in lieu of delivering certificates representing the Shares, cause their respective broker(s) to deliver the applicable Shares to the Company or its transfer agent through the facilities of the Depository Trust Company’s DWAC system pursuant to such documentation as the Company or its transfer agent may reasonably request, and (ii) the Company shall pay to Sellers the Purchase Price.
2.Public Announcement; Public Filings.
(a)The Company intends, on the date hereof, to issue a press release in the form of Exhibit B hereto. Sellers shall not issue any press release or make any public statement relating to the transactions contemplated hereby that is inconsistent with, or is otherwise contrary to, the statements in the press release, other than as required by law or regulation.
(b)Promptly following the date hereof, the Sellers shall cause to be filed with the U.S. Securities and Exchange Commission (the “SEC”) all beneficial ownership filings or reports under Section 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder necessary to report or reflect the sale and purchase of the Shares, and prior to the filing thereof, will provide the Company and its counsel and the counsel to the Special Committee a reasonable opportunity to review and comment on each such filing or report, which comments the Sellers shall consider in good faith. To the extent required by applicable law or otherwise deemed appropriate by the Company, the Company shall cause to be filed with the SEC a Current Report on Form 8-K disclosing, among other things, the execution of this Agreement, which filing the Company will provide to the Sellers and its counsel in advance and provide a reasonable opportunity to review and comment on such filing, which comments the Company shall consider in good faith.
3.Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers as of the date hereof and as of the Closing that:
(a)(i) The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania; (ii) the Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) all corporate action required to be taken for the due and proper authorization, execution, and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b)This Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws affecting enforcement of creditors’ rights or by general equitable principles.
4.Representations of the Sellers. In connection with the transactions contemplated hereby, each Seller, severally (and not jointly and severally), represents and warrants to the Company as of the date hereof and as of the Closing that:
(a)Such Seller is a trust validly existing under the laws of the jurisdiction of its organization.
(b)All consents, approvals, authorizations, and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Shares to be sold by such Seller hereunder, have been obtained; and such Seller has full right, power, and authority to enter into this Agreement, and to sell, assign, transfer, convey, and deliver the Shares to be sold by such Seller hereunder.
(c)This Agreement has been duly authorized, executed, and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(d)Such Seller has valid title to the Shares to be sold hereunder by such Seller, and, upon transfer of the Shares to be sold by such Seller hereunder and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities, or adverse claims (collectively, “Liens”), will pass to the Company.
(e)Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the sale of the Shares. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Shares and has had full access to such other information concerning the Company it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the sale of the Shares. Such Seller is an informed and sophisticated party and has engaged, to the extent each such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that neither the Company nor any person on behalf of the Company has made, and such Seller  has not relied upon, any express or implied representations, warranties, or statements of any nature, whether or not in writing or orally, including as to the accuracy and completeness of any information provided by or on behalf of the Company to the Sellers or their representatives, except as expressly set forth for the benefit of the Sellers in this Agreement.
(f)There is no suit, action, investigation, or proceeding pending or, to the knowledge of such Seller, threatened against such Seller that could impair the ability of such Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(g)Such Seller is not, as of the date hereof, and such Seller will not become, a party to any agreement, arrangement, or understanding which could result in the Company having any obligation or liability for any brokerage fees, commissions, underwriting discounts, or other similar fees or expenses relating to the transactions contemplated by this Agreement. No payment made by the Company to such Seller pursuant to this Agreement shall be subject to income tax withholding.  Prior to the Closing, such Seller has provided to the Company an appropriate, correct and complete Internal Revenue Service Form W-9 or W-8.

(h)Such Seller represents that (i) such Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and (ii) the sale of the applicable Shares by such Seller (x) was privately negotiated in an independent transaction and (y) does not violate any rules or regulations applicable to such Seller.
5.Information. Each Seller acknowledges and understands that the Company and members of the Board and of the Company’s management may have material, non-public information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans (including, without limitation, plans regarding other potential exchanges or purchases of Common Stock, which may be for different amounts or types of consideration), and prospects (collectively, the “Information”). The Sellers acknowledge and agree that (i) Sellers may not have access to all material, non-public information, including, but not limited to, the Information and (ii) neither the Company nor any member of the Board or of the Company’s management has any obligation to disclose to the Sellers any of the Information. The Sellers hereby waive and release, except to the extent expressly prohibited by law, any and all claims and causes of action (whether known or unknown) they currently have or may have in the future against the Company and its affiliates, controlling persons, officers, directors, employees, representatives, and agents, based upon, relating to or arising out of (A) the nondisclosure of the Information or (B) lack of access to material, non-public information, including, but not limited to the Information, in connection with the transactions contemplated by this Agreement. The Sellers are aware that the Company is relying on the foregoing acknowledgement and waiver in this Section 5 in connection with the transactions contemplated by this Agreement.
6.Miscellaneous.
(a)Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(b)Counterparts; Execution of Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment or PDF document, shall be as effective as delivery of a manually executed counterpart of this Agreement.
(c)No Third-Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and their successors and permitted assigns.
(d)Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, whether in contract, tort or otherwise, will be governed by and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. The parties irrevocably consent to the exclusive jurisdiction of any state or federal court in Northumberland County, Pennsylvania. Each of the parties acknowledges and agrees that such venue is the most convenient forum for such party. Each of the parties waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

(e)Mutuality of Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(f)Amendment and Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Sellers and the Company; provided, in the case of the Company, such amendment, modification, or waiver has been approved by the Special Committee or, if the Special Committee is no longer in existence, by a majority of the members of the Board unaffiliated with the Sellers, or a committee of such directors. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.
(g)Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.
(h)Expenses. Each of the Company and the Sellers shall bear their own respective expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(i)Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first written above.

Company:
WEIS MARKETS, INC.
By:	/s/ John F. O’Hara
Name: John F. O’Hara Title: SVP of Legal Affairs and Real Estate
Sellers:
PATRICIA R. WEIS MARITAL TRUST
/s/ Jennifer Weis Monsky
Name: Jennifer Weis Monsky Title: Trustee
/s/ Colleen Ross Weis
Name: Colleen Ross Weis Title: Trustee
PATRICIA G ROSS WEIS REVOCABLE TRUST
/s/ Jennifer Weis Monsky
Name: Jennifer Weis Monsky Title: Trustee
/s/ Colleen Ross Weis
Name: Colleen Ross Weis Title: Trustee